UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

NUMBEER, INC.
(Exact name of registrant as specified in its charter)

Nevada	26-2374319
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)
112 North Curry Street Carson City, Nevada 89703-4934
(Address of principal executive offices)

Title of each class	Name of each exchange on which
to be registered	each class is to be registered

Common Stock, Par value $0.001 per share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-153172 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value $0.001 per share
(Title of class)

Item 1.  Description of Registrant’s Securities to be registered

Incorporated by reference to the information set forth under the caption “Description of Securities” in Registrant’s Registration Statement on Form S-1 (SEC File No. 333-153172).

Item 2. Exhibits

The following exhibits are filed as a part of this Registration Statement:

3.1	Articles of Incorporation of Numbeer, Inc. (1)

3.2	Bylaws of Numbeer, Inc. (1)

 (1) Incorporated by reference to exhibits on Registrant’s Registration Statement on Form S-1(SEC File No. 333-153172) filed August 25, 2008.

* Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUMBEER, INC.
(Registrant)

Date: April 21, 2011	By:

/s/ Michael Allan English
Name: Michael Allan English
Title: President